EXHIBIT F
                                                                      ---------

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      Harbinger Capital Partners             Harbinger Capital Partners Special
         Master Fund I, Ltd.                       Situations Fund, L.P.
        c/o International Fund                 555 Madison Avenue, 16th Floor
      Services (Ireland) Limited                  New York, New York 10022
     Third Floor, Bishop's Square
  Redmond's Hill, Dublin 2, Ireland
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                                                                  June 27, 2007

BY HAND AND FACSIMILE
Ryerson Inc.
2621 West 15th Place
Chicago, IL  60608

Attention:  Corporate Secretary


BY HAND
Corporate Secretary
Ryerson Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, DE  19801

                Re: Notice of Nomination of Candidates for Election to the Board of Directors and to Present Stockholder Proposals At the Upcoming Annual Meeting of Ryerson Inc.
                      ---------------------------------------------------------

Dear Secretary:

            This notice (including Appendix I and Exhibit A attached hereto, the "Notice") of the decision of Harbinger Capital Partners Master Fund I, Ltd. (the "Master Fund") and Harbinger Capital Partners Special Situations Fund, L.P. (the "Special Fund" and, together with the Master Fund, the "HCP Funds"), the beneficial owners of an aggregate of 2,550,000 shares (the "Shares") of common stock, par value $1.00 ("Common Stock"), of Ryerson Inc., a Delaware corporation (the "Company"), to propose the nomination of and nominate candidates for election to the Board of Directors of the Company (the "Board") and of the intention of the HCP Funds to present stockholder proposals at the upcoming Annual Meeting of stockholders of the Company currently scheduled for August 23, 2007, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2007 Annual Meeting"), is being delivered in accordance with the requirements set forth under Section 2 of Article II regarding director nominations (the "Nomination Requirements") and the requirements set forth under Section 2 of Article II regarding

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 2


stockholder business (the "Proposal Requirements") of the By-laws of the Company (the "By-laws"). The Master Fund is the direct record owner of 1,000 of the Shares and is the beneficial owner of an additional 2,499,000 of the Shares held in street name. The Special Fund is the direct record owner 1,000 of the Shares and is the beneficial owner of an additional 49,000 of the Shares held in street name.

            Pursuant to the Nomination Requirements, this Notice sets forth with respect to each of the HCP Nominees (as defined below): (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of capital stock of the Company which are beneficially owned by such person; and
(d) any other information relating to such person that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            In addition, pursuant to the Nomination Requirements, this Notice sets forth: (a) the name and record address of the HCP Funds; and (b) the class and number of shares of capital stock of the Company which are beneficially owned by each of the HCP Funds.

            This Notice also attaches as Exhibit A hereto a copy of signed consents executed by each of the HCP Nominees to being named as nominees and to serving as directors of the Company, if elected.

            Pursuant to the Proposal Requirements, this Notice sets forth (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (b) the name and record address of the HCP Funds; (c) the class and number of shares of the Company which are beneficially owned by the HCP Funds; and (d) any material interest of the HCP Funds in such business.

      A.    BACKGROUND

            The HCP Funds initially acquired their Shares because they believe that the Shares represent an attractive investment. The HCP Funds and the other Harbinger Persons (as defined below) initially reported their investment on a
Schedule 13G on November 27, 2006. Following that filing, the Harbinger Persons grew increasingly concerned that the board of directors and senior management of the Company had not been appropriately vigilant in their management of the Company, particularly with respect to its lack of focus on profitability and the management of inventory. On December 13, 2006, the Harbinger Persons filed a Schedule 13D with respect to their investment in the Shares.


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Notice of Nomination of Candidates
and Stockholder Proposals
Page 3


            In their Schedule 13D, the Harbinger Persons disclosed that they were considering a range of actions by which they might be able to encourage the Company to improve its performance. The Harbinger Persons further disclosed, among other matters, that such activities might include taking a position (including by contacting management and other stockholders of the Company) with respect to potential changes in the operations, management, or capital structure of the Company as a means of enhancing stockholder value, and that the Harbinger Persons were also considering nominating one or more persons for election to the Company's board of directors at the Company's next annual meeting of stockholders.

            Subsequent to the filing of the Schedule 13D, the HCP Funds determined that nominating the HCP Nominees for election to the Company's board, and submitting the related proposals included herein, represented the most appropriate course of action to enhance stockholder value.

            On January 2, 2007, the HCP Funds sent a notice to the corporate secretary of the Company, in accordance with the Company's By-laws and applicable law, advising of their intent to nominate the HCP Nominees to the Company's board of directors, and to present the proposals described above, at the 2007 Annual Meeting.

            Also on that date, the HCP Funds issued a press release announcing their actions. In their press release, the HCP Funds explained that they had become increasingly concerned that the Company's board of directors and senior management had demonstrated a lack of focus on profitability and management of inventory, and that they believed the Company's current board of directors had not fulfilled its responsibility to enhance value for stockholders. In particular, the HCP Funds noted their belief that the current board of directors and senior management team had failed to adequately execute on the Company's strategy and that the board lacked the necessary experience in the metals service center industry and had provided insufficient oversight of the Company's management team. The HCP Funds noted, based on publicly available information, that Ryerson had consistently underperformed its industry peers by a variety of key performance metrics, including gross, operating and net margins, and that peer companies had consistently turned inventory more rapidly than Ryerson.

            Later on January 2, 2007, the Company issued a press release stating that the HCP Funds' notice had been forwarded to its Board of Directors and the Nominating and Governance Committee of the Board of Directors for review.

            On February 12, 2007, upon learning that members of the Company's management were planning meetings in New York with stockholders of the Company, a representative of the HCP Funds requested a meeting. On February 15, representatives of the HCP Funds met with members of the Company's management in New York. The HCP Funds' representatives expressed an interest in hearing management's detailed plans for improving the Company's performance on such critical metrics as gross margins and inventory management. In response, management reviewed, in very general terms, the same initiatives and goals for the near and longer terms that had been outlined in previous stockholder

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 4


presentations. The meeting concluded with HCP Funds' representatives expressing their continuing dissatisfaction with both the Company's performance and the lack of granularity of management's turnaround plan.

            On February 14, 2007, in connection with the its announcement of the Company's fourth quarter 2006 and year end 2006 results, the Company announced that it would oppose the HCP Funds' efforts to obtain control of the Company's Board and that the Board of Directors had retained UBS Investment Bank as its financial advisor to assist in comparing the Company's existing plan with other strategic alternatives.

            On March 6, 2007, the Company issued a press release announcing that it was postponing the 2007 Annual Meeting, which it stated had originally been scheduled for May 11, 2007, in order to continue its review of strategic alternatives. Later that day, the HCP Funds issued a press release expressing their disappointment over the decision to delay the 2007 Annual Meeting and asserting that Stockholders deserved an opportunity to be heard at the earliest possible date and to vote for directors with the experience necessary to drive performance.

            On May 14, 2007, following the Company's announcement of first quarter 2007 results, in which the Company failed to provide any substantive information regarding the status of the Company's review of strategic alternatives or of the timetable for holding the 2007 Annual Meeting, Lawrence
M. Clark, Jr. of the HCP Funds sent the following letter to Neil Novich, Chairman, President and Chief Executive Officer of the Company:


      May 14, 2007

      Neil S. Novich
      Chairman, President, and Chief Executive Officer
      Ryerson Inc.
      2621 West 15th Place
      Chicago, IL 60608

      Dear Neil:

      I am writing this letter on behalf of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. I am writing to express our ongoing concern over the performance of Ryerson and the continued delay of the company's annual meeting, and to reiterate our continued belief that real improvement will come only with a change in leadership at the Board level that can effectively focus Ryerson's management team on the execution of its business plan.

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 5


      Having reviewed the company's first quarter 2007 earnings announcement, I note that Ryerson continues to lag behind its most comparable competitors in key metrics including inventory turns and EBITDA margins. Even in a quarter with relatively strong earnings, Ryerson only managed inventory turns of 3.7x in the first quarter compared to Reliance Steel & Aluminum Co., which has reported first quarter inventory turns of 4.5x. In the same quarter, Ryerson's EBITDA margin of 4.9% was less than half that of Reliance, which came in with a first quarter EBITDA margin of 11.8%.

      The company's continued underperformance calls for decisive action. By delaying indefinitely the company's annual meeting, the Board has thus far denied the shareholders the opportunity to take that action. While we are aware that the Board of Directors has initiated a process to review strategic alternatives and certainly do not wish to interfere with that process if it will lead to enhanced shareholder value, we will not wait indefinitely. Two months have elapsed since the company delayed its annual meeting yet the Board has provided no indications of progress on how the review process is progressing. We will continue to review all options at our disposal, including appropriate legal action, to see that, one way or another, the shareholders are permitted to express their desires for the future of this company.

      I would be happy to discuss these matters further with you at your convenience. I look forward to hearing from you.

      Very truly yours,

      Lawrence M. Clark, Jr.

            On June 11,  2007,  the HCP Funds  filed a  complaint  against  the
Company in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"). The complaint sought to compel the Company to hold the 2007 Annual Meeting. Under Section 211 of the Delaware General Corporation Law, any stockholder may petition the court to compel that an annual meeting of stockholders be conducted if a company fails to hold an annual meeting or take action by written consent to elect directors for a period of 13 months after its last annual meeting. The complaint requested that the Court enter an order
(i) summarily directing that the Company hold the 2007 Annual Meeting on a date certain no later than 45 days after the order and setting the record date on which those stockholders entitled to vote would be determined, (ii) stating that the shares of stock represented at the Court-scheduled 2007 Annual Meeting, either in person or by proxy, would constitute a quorum under the Company's By-laws or Certificate of Incorporation, (iii) awarding the plaintiffs their costs and expenses in bringing the action, including reasonable attorney fees and (iv) granting such additional relief as the Court deemed just and equitable.

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 6


            On June 13, 2007, two days after the HCP Funds filed their complaint, the Company issued a press release announcing that the Board had set August 23, 2007 as the date for the 2007 Annual Meeting. Following such announcement, the HCP Funds determined to seek an order of the Court to ensure that the 2007 Annual Meeting would not be further delayed.

            On June 18, 2007, the Company announced that, as the date of the 2007 Annual Meeting annual meeting of stockholders has been changed by more than 30 days from the date of the Company's 2006 annual meeting, the deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8 of the Exchange Act has been set at July 2, 2007, and that the date for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of the Company's By-laws and Rule 14a-4(c) of the Exchange Act had been set at June 28, 2007.

            In light of the revised deadlines for submissions of stockholder proposals, the HCP Funds determined to resubmit the nominations and proposals set forth in this notice, notwithstanding the earlier submission made in accordance with the Company's By-laws and applicable law.

            On June 25, 2007, at the request of the HCP Funds and with the consent of the Company, the Court entered an order and final judgment ordering
(i) that the Company to hold the 2007 Annual Meeting no later than Thursday, August 23, 20007 and (ii) that the shares of stock represented at the 2007
Annual Meeting, either in person nor by proxy, and entitled to vote at such meeting, shall constitute a quorum for purposes of the 2007 Annual Meeting, notwithstanding any contrary provision in the Company's By-laws or Certificate of Incorporation.


      B.    NOTICE OF NOMINATION OF CANDIDATES FOR ELECTION TO THE BOARD

            The HCP Funds hereby propose the nomination of and nominate the following individuals (the "HCP Nominees") for election to the Board to succeed a majority of the current directors whose term expires at the 2007 Annual Meeting (or any director named to fill any vacancy created by the death, retirement, resignation or removal of any such directors):

            o   Keith E. Butler
            o   Eugene I. Davis
            o   Daniel W. Dienst
            o   Richard Kochersperger
            o   Larry J. Liebovich
            o   Gerald Morris
            o   Allen Ritchie


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Notice of Nomination of Candidates
and Stockholder Proposals
Page 7


            The HCP Funds reserve the right to nominate, substitute or add additional persons (a) in the event that the Company purports to increase the number of directorships to each additional directorship created, (b) if the Company makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the HCP Nominees or any additional nominee nominated pursuant to the preceding clause (a) and/or (c) in the event any of the HCP Nominees named in Appendix I are unable or hereafter become unwilling for any reason to serve as a director. Additional nominations made pursuant to the preceding clauses (a) and/or (b) are without prejudice to the position of the HCP Funds that any attempt to increase the size of the Board or disqualify any of the HCP Nominees through By-law amendments or otherwise constitutes unlawful manipulation of the Company's corporate machinery.

            As required by Section 2 of Article II of the By-laws, the following information constitutes all of the information relating to the HCP Nominees that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such information includes all information required to be set forth in this Notice pursuant to the Nomination Requirements. To the extent that information set forth at any point in this Notice is responsive to a specific item below, each such item shall be deemed to incorporate such information, no matter where such information appears in this Notice. The information set forth in Appendix I is incorporated herein by reference. All information set forth herein relating to any person other than the HCP Funds is given only to the knowledge of the HCP Funds. Information required by Section 2 of Article II of the By-laws regarding the name, record address and beneficial holdings of the persons making the nomination is as set forth herein, including Appendix I and Exhibit A attached hereto. To the extent additional information is provided regarding the persons making the solicitation, such information is provided voluntarily for context or completeness.

            ITEM 4.  PERSONS MAKING THE SOLICITATION

            (b). The solicitation for election of the HCP Nominees will be made by the HCP Funds. By virtue of Instruction 3 of Item 4 of Schedule 14A, the HCP Funds and the HCP Nominees will be considered participants in the solicitation. The HCP Nominees may make solicitations of proxies but will not receive compensation for acting as nominees as set forth herein. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, in person and by advertisements. Solicitations may also be made by certain directors, officers, members and employees of the HCP Funds, none of whom will receive additional compensation for such solicitation.


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Notice of Nomination of Candidates
and Stockholder Proposals
Page 8


            None of the HCP Nominees has individually retained any person to provide proxy solicitation or advisory services in connection with the solicitation. The HCP Funds have retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the solicitation, for which Innisfree is to receive a fee of $175,000, an additional fee of $25,000 if any of the HCP Nominees are elected to the Company's Board of Directors and constitute a majority thereof, and an additional fee of $50,000 if a substantial portion of the HCP Funds' expenses are reimbursed by the Company. In addition, Innisfree will be reimbursed for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The HCP Funds will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of the Company's stock they hold of record. The HCP Funds will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree will employ approximately 50 persons to solicit the Company's stockholders for the 2007 Annual Meeting.

            The entire expense of soliciting proxies is being borne by the HCP Funds. The HCP Funds intend to seek reimbursement of the costs of this solicitation from the Company. The costs of this solicitation of proxies, and other costs specifically related to this solicitation, are currently estimated to be approximately $2,500,000. The HCP Funds estimate that through the date hereof, its total expenditures to date for, in furtherance of, or in connection with, this solicitation are approximately $793,000.

            ITEM 5.  INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

            (b)(1) Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2007 Annual Meeting with respect to the HCP Funds and each of the HCP Nominees is set forth herein. None of the HCP Nominees beneficially owns any securities of the Company or has any personal ownership interest, direct or indirect, in any securities of the Company.

            The direct and indirect security holdings of HCP Funds are as follows: The Master Fund is the direct record owner of 1,000 of the Shares and is the beneficial owner of an additional 2,499,000 of the Shares held in street name. The Special Fund is the direct record owner 1,000 of the Shares and is the beneficial owner of an additional 49,000 of the Shares held in street name.

            In addition, (i) Harbinger Capital Partners Offshore Manager, L.L.C. ("Harbinger Manager"), the investment manager of the Master Fund, and HMC Investors, L.L.C., the managing member of Harbinger Manager ("HMC Investors") may be deemed to beneficially own Shares held by the Master Fund,
(ii) Harbinger Capital Partners Special Situations GP, LLC, the general partner of the Special Fund ("HCPSS"), and HMC - New York, Inc., the managing member of HCPSS ("HMCNY"), may be deemed to beneficially own Shares held by the Special Fund and (iii) Harbert Management Corporation ("HMC"), the managing member of HMC Investors and the parent of HMCNY, Philip A. Falcone, a stockholder of HMC and the portfolio manager of the Master Fund and the Special Fund, Raymond J.

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 9


Harbert, a stockholder of HMC, and Michael D. Luce, a stockholder of HMC (each of the Master Fund, Harbinger Manager, HMC Investors, HMC, Special Fund, HCPSS, HMCNY, Philip A. Falcone, Raymond J. Harbert and Michael D. Luce are collectively referred to herein as the "Harbinger Persons") may be deemed to beneficially own Shares held by the Master Fund and the Special Fund. Each of Harbinger Manager, HMC Investors, HCPSS, HMCNY, HMC, Mr. Falcone, Mr. Harbert and Mr. Luce disclaim beneficial ownership of the Shares.

            The HCP Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the HCP Nominees will receive from the Company as a director, if elected to the Board.

            (i) Set forth in Appendix I attached hereto, which is incorporated herein by reference, are the names and business addresses of each of the HCP Funds and the HCP Nominees.

            (ii) Set forth in Appendix I attached hereto, which is incorporated herein by reference, is (a) the principal occupation or employment of each HCP Fund and (b) the present principal occupation or employment for each of the HCP Nominees, and the name, principal business and address of any corporation or other organization in which such employment is carried on.

            (iii) During the past ten years, no HCP Fund and no HCP Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

            (iv),  (v), (vi),  (vii),  (ix) and (x) Except as set forth in this
Item 5(b)(1) or in Appendix I hereto, which is incorporated herein by reference, no HCP Fund and no HCP Nominee, and none of their respective associates, owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company, or any parent or subsidiary of the Company, nor has any HCP Fund or any HCP Nominee purchased or sold any securities of the Company within the last two years. Set forth in Appendix I hereto are transactions in the Company's securities effected by the HCP Funds or any of the HCP Nominees within the past two years. The HCP Funds used their own assets to purchase the Shares owned by them. Such Shares were originally purchased through and held in brokerage custodian accounts which, from time to time in the ordinary course, may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Shares may thereby have been, or in the future may become, subject to the terms and conditions of such margin debt and terms, together with all other securities held therein. As of the date hereof, no part of the purchase price or market value of any of the Shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Shares.

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Notice of Nomination of Candidates
and Stockholder Proposals
Page 10


            (viii) Except as set forth in Appendix I hereto, no HCP Fund and no HCP Nominee is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies.

            (xi) Item 5(b)(xi)  cross-references  the  information  required by
Item 404(a) of Regulation S-K of the Exchange Act with respect to each participant in the solicitation or any associates of such participant.

            ITEM 404(a) OF REGULATION S-K. No HCP Fund and no HCP Nominee or any of their respective related persons have had or will have a direct or indirect material interest in any transaction since the beginning of the Company's last fiscal year or any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000.

            (xii)(A) and (B). According to the Company's public filings, under the Company's Directors' Compensation Plan, non-employee directors receive an annual base fee of $120,000, consisting of $60,000 in stock and $60,000 in cash for their term of office, which is the approximately 12-month period commencing on the first day of the month following an annual meeting of stockholders through the last day of the month in which the subsequent annual meeting of stockholders occurs. The Company also pays non-employee directors $1,500 for attending a special Board meeting and $1,500 for attending a special committee meeting that is not held in connection with a regular or special Board meeting. The Chairs of the Compensation Committee and of the Nominating and Governance Committee each receive an additional annual fee of $6,000; the Audit Committee Chair receives an additional fee of $10,000 per year. No fees are paid for membership on the Executive Committee. Non-employee directors are reimbursed for actual expenses incurred for attending meetings. The Company pays the cash portion of the annual fee quarterly in arrears, prorating the quarterly payment if a director serves for part of a quarter. The non-employee directors can choose to receive all or any part of the $60,000 cash portion in whole shares of Common Stock. The Company pays the stock portion as restricted stock issued at the beginning of the director's term, with a pro rata portion of those shares vesting at the end of each calendar quarter. The non-employee directors receive the same cash dividends on the restricted stock as do stockholders of Common Stock. If a director leaves the Board early, he or she forfeits any shares that are still restricted, unless the Nominating and Governance Committee approves vesting of any unvested shares.

            The non-employee directors can choose to defer payment of all or any portion of their fees into Common Stock equivalents with dividend equivalents or into a deferred cash account that earns interest at the prime rate in effect from time to time at JPMorgan Chase & Co. (or its successor). The Company pays the deferred amounts in a lump sum or quarterly installments over a period not to exceed 10 years (as the director chooses) after the director leaves the Board.

Notice of Nomination of Candidates
and Stockholder Proposals
Page 11


            The Company pays the premiums on a business accident insurance policy insuring each director for up to $500,000. The Company maintains directors' and officers' insurance coverage for the directors of the Company. The Company also has entered into an indemnification agreement with each director to preserve the maximum protections provided by state corporation law and the Company's By-laws and to provide assurance to directors regarding future rights to indemnification. The HCP Funds expect that the HCP Nominees, if elected, will be indemnified for service as directors of the Company to the same extent indemnification is provided to the current directors of the Company under the Company's Restated Certificate of Incorporation and By-laws. The HCP Funds also believes that upon election, the HCP Nominees will be covered by the Company's officer and director liability insurance.

            The HCP Funds disclaim any responsibility for the accuracy of the foregoing information extracted from the Company's public filings.

            The HCP Nominees will not receive any compensation from the HCP Funds to serve as nominees for election or as a director, if elected, of the Company. The HCP Funds have agreed to indemnify the HCP Nominees against losses incurred in connection with their service as nominees for election as directors of the Company and in connection with the solicitation of proxies in respect thereof, to the extent that indemnification is not otherwise available, including from the Company. The HCP Funds have also agreed to reimburse the HCP Nominees for out-of-pocket expenses incurred in their capacity as nominees, including, without limitation, reimbursement for reasonable travel expenses. Each HCP Nominee has executed a written consent agreeing to be a nominee for election as a director of the Company and to serve as a director if so elected, which consents are attached hereto as Exhibit A. Other than as set forth herein, none of the HCP Funds or the HCP Nominees or any of their respective associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

            (b)(2) The information required to be disclosed in this item with respect to the HCP Funds and the HCP Nominees is disclosed in response to Item 5(b)(1) above.

            ITEM 7.  DIRECTORS AND EXECUTIVE OFFICERS

            (a) Item 7(a) cross-references the information required by instruction 4 to Item 103 of Regulation S-K of the Exchange Act with respect to nominees of the persons making the solicitation. Such information is set forth below:

                     INSTRUCTION 4 OF ITEM 103 TO REGULATION S-K. There are no material proceedings in which the HCP Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or material proceedings in which such nominee or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Notice of Nomination of Candidates
and Stockholder Proposals
Page 12


            (b) Item 7(b) cross-references the information required by Item 401, Items 404(a) and (c), Item 405, and Items 407(d)(4) and (d)(5) of Regulation S-K of the Exchange Act with respect to nominees of the person making the solicitation. Such information is set forth below:

                     ITEM 401 OF REGULATION S-K

                     (a) and (e). Each HCP Nominee has executed a consent to being named as a HCP Nominee and to serving as a director of the Company, if so elected. Copies of such consents are attached hereto as Exhibit A. The initial term of each HCP Nominee, if elected, would be for a period of one year in accordance with the By-laws.

                     The following information is set forth in Appendix I attached hereto with respect to each HCP Nominee: name, age, any position and office with the Company held by each such nominee and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years and the name and principal business of any corporation or other organization in which such occupation or employment was carried on) and any directorships held by such person in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. Except as set forth in Appendix I, no occupation or employment is or was, during such period, carried on by any HCP Nominee with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the HCP Nominees has ever served on the Board.

                     The HCP Funds have agreed to indemnify the HCP Nominees, and to reimburse the HCP Nominees for certain expenses, as described above.

                     Other than as disclosed in the response to Item 5(b) above, there are no arrangements or understandings between the HCP Nominees and any other party pursuant to which any such nominee was or is to be selected as a director or nominee.

                     (b), (c), and (g). These provisions of Item 401 of Regulation S-K are not applicable to the HCP Nominees.

                     (d). There exist no family relationships between any HCP Nominee and any director or executive officer of the Company.

Notice of Nomination of Candidates
and Stockholder Proposals
Page 13


                     (f). During the last five years, the HCP Nominees were not involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company.

                     ITEM 404(a) OF REGULATION S-K. The response to Item 5(b)(1)(xi) above is incorporated herein by reference.

                     ITEM 404(b) OF REGULATION S-K. This provision is not applicable to the HCP Nominees.

                     ITEM  405  OF  REGULATION   S-K.  This  provision  is  not
applicable to the HCP Nominees because the HCP Nominees are not directors, officers or ten percent holders of the Company.

                     ITEM  407(d)(4)  AND  (d)(5)  OF  REGULATION   S-K.  These
provisions are not applicable to the HCP Nominees.

            (c) Item 7(c) cross-references the information required by Item 407(a) of Regulation S-K of the Exchange Act.

            The corporate governance guidelines of the Company, which are available on the Company's website at www.ryerson.com, provide that determinations of independence are the responsibility of the Board. However, based on the standards of independence set forth in such guidelines, the HCP Funds have no knowledge of any facts that would prevent the Board from determining that each of the HCP Nominees is independent.

            (d) Item 7(d) cross-references the information required by Item 407(b), (c)(1), (c)(2), (d)(1), (d)(2), (d)(3), (e)(1), (e)(2), (e)(3) and (f)
of Regulation S-K of the Exchange Act . These provisions are not applicable to the HCP Nominees.

            (e) Item 7(e) applies only to registered investment companies and is not applicable to the HCP Nominees.

            ITEM 8.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

            Item 8 cross-references the information required by Item 402 and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K of the Exchange Act with respect to each nominee of the person making the solicitation and associates of such nominee. Such information is set forth below:

                     ITEM 402 OF REGULATION S-K

                     (a)-(j). None of the HCP Nominees or any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K.

Notice of Nomination of Candidates
and Stockholder Proposals
Page 14


                     (k). The response to Item 5(b)(1)(xii)(A) and (B) above is incorporated herein by reference. Other than as set forth herein, the HCP Funds are not aware of any other arrangements pursuant to which any director of the Company was to be compensated for services during the Company's last fiscal year.

                     ITEM 407(e)(4) AND (e)(5) OF REGULATION S-K. There are no interlocking relationships that would have required disclosure under these paragraphs of Item 407 of Regulation S-K, had the HCP Nominees been directors of the Company.

        C.    NOTICE OF INTENTION TO PRESENT STOCKHOLDER PROPOSALS

              The HCP Funds hereby notify the Company that they intend to bring the following business and proposals (the "Proposals") before the 2007 Annual Meeting for consideration and action by the Company's stockholders before any other business is conducted at the 2007 Annual Meeting:

Proposal:     "RESOLVED,  that each  provision  or  amendment of the By-laws of
              Ryerson Inc. (the "Company") adopted by the Board of Directors of the Company without the approval of the Company's stockholders subsequent to January 1, 2006 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company's stockholders."

Proposal:     "RESOLVED,  that  Section 2 of Article  III of the By-laws of the
              Company be amended to provide that the Board of Directors of the Company shall consist of not fewer than six (6) Directors nor more than ten (10) Directors."

              The Proposals are being brought before the 2007 Annual Meeting pursuant to Section 109 of the Delaware General Corporation Law, which empowers stockholders to amend or repeal By-laws. The Proposals are intended to deter the current members of the Board from amending the Company's By-laws or changing the size of the Board in a manner that would create obstacles to the election of the HCP Nominees as a majority of the Board. The HCP Funds may be deemed to have an interest in the Proposals insofar as adoption of the Proposals may facilitate the election of the HCP Nominees.

              The record name and address of each of the HCP Funds in their respective capacity as a stockholder of the Company is set forth in Appendix I hereto. Other than as set forth in this Notice, there are no arrangements or understandings between any HCP Fund and any other person or persons in connection with the Proposals.

Notice of Nomination of Candidates
and Stockholder Proposals
Page 15


                                     * * *

              The information included herein represents the HCP Funds' best knowledge as of the date hereof. The HCP Funds reserve the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the HCP Funds do not commit to update any information which may change from and after the date hereof.

              If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of the HCP Nominees at the 2007 Annual Meeting, or if any individual nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to any replacement nominees selected by the HCP Funds.

              The HCP Funds reserve the right to give further notice of additional nominations or business to be made or conducted at the 2007 Annual Meeting or any other meeting of the Company's stockholders.

              Please direct any questions regarding the information contained in this Notice to Robert B. Schumer, Esq. and Raphael M. Russo, Esq., Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, (212) 373-3000 (Phone), (212) 757-3990 (Facsimile).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the parties hereto have caused this Notice to be duly executed on the date first above written.

                                     HARBINGER CAPITAL PARTNERS MASTER
                                     FUND I, LTD.

                                     By:  Harbinger Capital Partners Offshore
                                          Manager, L.L.C.

                                     By:  HMC Investors, L.L.C., Managing Member


                                     By:  /s/ William R. Lucas, Jr.
                                          ------------------------------------
                                          Name:  William R. Lucas, Jr.
                                          Title: Executive Vice President



                                     HARBINGER CAPITAL PARTNERS SPECIAL
                                     SITUATIONS FUND, L.P.

                                     By:  Harbinger Capital Partners Special
                                          Situations GP, LLC

                                     By:  HMC - New York, Inc., Managing Member


                                     By:  /s/ William R. Lucas, Jr.
                                          ------------------------------------
                                          Name:  William R. Lucas, Jr.
                                          Title: Executive Vice President

                       APPENDIX I: ADDITIONAL INFORMATION

                 CERTAIN INFORMATION RELATING TO THE HCP FUNDS

            The Master Fund, a Cayman Islands corporation, is an investment fund with its principal business and record address at c/o International Fund Services (Ireland) Limited, Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.

            The Special Fund, a Delaware limited partnership, is an investment fund with its principal business address at 555 Madison Avenue, 16th Floor, New York, New York 10022. The address of the Special Fund in the records of the Company is One Riverchase Parkway South, Birmingham, Alabama 35244.

                  CERTAIN INFORMATION RELATING TO THE HCP NOMINEES

            The following table sets forth the name, age, present principal occupation, business and residential address and business experience for the past five years and certain other information, with respect to the HCP Nominees. This information has been furnished to the HCP Funds by the HCP Nominees.

                                                             PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS;
NAME, AGE AND BUSINESS AND RESIDENTIAL ADDRESS               PUBLIC COMPANY DIRECTORSHIPS
----------------------------------------------               --------------------------------------------------------------
Keith E. Butler (Age 53)                                     Mr. Butler is the sole owner of BCS  Placements,  LLC, an NASD registered  broker  dealer  that  focuses on  raising  private
Business Address:                                            equity from institutional  investors.  Prior to launching BCS,
                                                             Mr.  Butler  worked as an  investment  banker for more than 20
         71 Murray Street, 8th Floor                         years. His firms included  Alex.Brown,  PaineWebber and, until
         New York, NY 10007                                  the  end  of  2003,   UBS.  Mr.  Butler's  focus  was  on  the
                                                             transportation sector (air, shipping and rail),  including the
Residential Address:                                         financing of freighter  aircraft.  Before  PaineWebber  merged with UBS, Mr. Butler was a Managing  Director at  PaineWebber,
         71 Murray Street, 8th Floor                         where he  launched  and  built the  first  structured  finance
         New York, NY 10007                                  product group for transportation assets, and Alex.Brown, where he initiated the transportation debt practice.


                                                             Mr. Butler is a member of the Board, and a member of the Audit
                                                             Committee, of Atlas Air Worldwide Holdings, Inc.

                                                             Mr.  Butler  graduated  from  Harvard  College and  received a
                                                             master's  degree  in  business   administration  from  Harvard
                                                             Business School.

                                                             PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS;
NAME, AGE AND BUSINESS AND RESIDENTIAL ADDRESS               PUBLIC COMPANY DIRECTORSHIPS
----------------------------------------------               --------------------------------------------------------------
Eugene I. Davis (Age 52)                                     Mr.  Davis is the  Chairman  and Chief  Executive  Officer  of
                                                             PIRINATE  Consulting  Group,  LLC, a privately held consulting
Business Address:                                            firm  specializing  in  turn-around  management,   merger  and
                                                             acquisition consulting,  proxy contests and strategic planning
         5 Canoe Brook Drive                                 advisory  services for domestic and  international  public and
         Livingston, NJ 07039                                private business entities. Since forming PIRINATE in 1997, Mr.
                                                             Davis has advised,  managed,  sold, liquidated and/or acted in
Residential Address:                                         an executive  capacity for a number of  businesses,  including
                                                             companies   operating  in  the  metals,   transportation   and
         5 Canoe Brook Drive                                 logistics  sectors.  Mr. Davis  served as Chief  Restructuring
         Livingston, NJ 07039                                Officer of RBX Industries, Inc. from January to September 2001 and as Chairman and Chief  Executive  Officer  from  September
                                                             2001  until  2004.  Mr.  Davis has  served as Chief  Executive
                                                             Officer of Golden  Northwest  Aluminum,  Inc.  since May 2005.
                                                             Golden   Northwest   Aluminum,   Inc.  filed  for  chapter  11
                                                             protection on November 10, 2004.

                                                             Prior to forming  PIRINATE,  Mr.  Davis  served as  President,
                                                             Vice-Chairman  and Director of Emerson Radio Corp, and CEO and
                                                             Vice-Chairman of Sport Supply Group,  Inc. Mr. Davis began his career as an attorney and international  negotiator with Exxon
                                                             Corp.  and Standard Oil Company  (Indiana) and as a partner in
                                                             two   Texas-based   law   firms   where  he   specialized   in
                                                             corporate/securities   law,  international   transactions  and
                                                             restructuring advisory.

                                                             Mr.  Davis  currently  serves  as  Chairman  of the  Board  of
                                                             Directors for Atlas Air Worldwide  Holdings,  Inc. and Foamex,
                                                             Inc. Mr. Davis is also a director for Knology Broadband, Inc.,
                                                             American  Commercial  Lines,  Inc.,  Footstar Inc., PRG Shultz
                                                             International,  Inc.,  Ion  Media  Networks,  Inc.,  Delta Air
                                                             Lines,  Inc. and Viskase  Companies Inc. Mr. Davis is a former director of Metals USA, Inc.

                                                             Mr. Davis is a graduate of Columbia College and holds a Master of  International  Affairs  from the  School of  International
                                                             Affairs of Columbia  University  and a J.D.  from Columbia Law
                                                             School.

                                                             PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS;
NAME, AGE AND BUSINESS AND RESIDENTIAL ADDRESS               PUBLIC COMPANY DIRECTORSHIPS
----------------------------------------------               --------------------------------------------------------------
Daniel W. Dienst (Age 41)                                    Mr.  Dienst has served as the  Chairman  of the Board of Metal
                                                             Management,  Inc.,  one of the  largest  full  service  metals
Business Address:                                            recyclers  in the United  States,  since April  2003,  as that company's Chief Executive  Officer since January 2004, as that
         c/o Metal Management Inc.                           company's  President  since  September 2004 and as a member of
         325 N. LaSalle                                      that  company's  board  since  2001.  From May 2000 to January
         Chicago, IL 60610                                   2004, Mr. Dienst served as Managing  Director of the Corporate and Leveraged  Finance Group of CIBC World  Markets  Corp.,  a
Residential Address:                                         diversified  global financial services firm. From January 1999 through April 2000, Mr. Dienst held various  positions  within
         c/o Metal Management Inc.                           CIBC World Markets,  including  Executive Director of the High
         325 N. LaSalle                                      Yield/Financial  Restructuring  Group.  From  October  1995 to
         Chicago, IL 60610                                   March  1998,  Mr.  Dienst  served in various  capacities  with
                                                             Jefferies  &  Company,   Inc.,   most  recently  as  its  Vice
                                                             President,   Corporate   Finance/Restructurings.   Mr.  Dienst
                                                             previously served as the  non-executive  Chairman of the Board of Metals USA, Inc.

                                                             Mr. Dienst is a graduate of Washington University and received a J.D. from The Brooklyn Law School.


Richard Kochersperger (Age 57)                               Mr. Kochersperger is the Director of the Food Marketing Group,
                                                             a  virtual   educational   resource  for  the  food  industry.
Business Address:                                            Previously,  he was  the  Director  of  the  Center  for  Food
                                                             Marketing at Saint Joseph's University and, until August 2007,
         4 Oak Knoll Drive                                   Mr.   Kochersperger  will  be  Associate  Professor  at  Saint
         Wallingford, PA 19086                               Joseph's University in the Food Marketing Department.

Residential Address:                                         Mr.  Kochersperger  has  designed  and  implemented  Executive
                                                             Education  programs for several  leading  companies  including
         4 Oak Knoll Drive                                   Albertsons/ACME,  Tengelmann, A&P, Ferrero, Fleming, McCormick
         Wallingford, PA 19086                               and the USDA Cochran  Fellowship.  He is the author of several books  on Food  Logistics  and he  produces  the  Annual  Food
                                                             Industry    Logistics    Benchmark   for   Food   Distributors
                                                             International.

                                                             Mr.  Kochersperger  holds a Master of Science,  Food  Business
                                                             Management from Cornell  University and a Bachelor of Science,
                                                             Food Business from the University of Delaware.

                                                             PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE LAST FIVE YEARS;
NAME, AGE AND BUSINESS AND RESIDENTIAL ADDRESS               PUBLIC COMPANY DIRECTORSHIPS
----------------------------------------------               --------------------------------------------------------------
Larry J. Liebovich (Age 58)                                  Mr. Liebovich  retired in 2005 from Liebovich Steel & Aluminum after 33 years of service.  Currently, Mr. Liebovich serves on
Business Address:                                            the Board of Directors of a private service center company, is
                                                             a   freelance   consultant   and  is  the   author  of  "Metal
         W3684 Maple Lane                                    Distribution My Way".
         Lake Geneva, WI 53147
                                                             Mr.  Liebovich  received a B.S. Degree from Northern  Illinois
Residential Address:                                         University in 1972 in Industrial Technology.  After working in every area of the company,  Mr.  Liebovich became President of
         W3684 Maple Lane                                    Liebovich  Steel &  Aluminum  Company in 1984.  Mr.  Liebovich
         Lake Geneva, WI 53147                               served on the Board of Directors of the Metal  Service  Center
                                                             Institute  from  1984  until  2004  and was  President  of the
                                                             Chicago  Chapter  from  2000 to 2002.  Mr.  Liebovich  was the co-founder of North  American Steel Alliance and served on its
                                                             Board of Directors from 1996 to 2003 and as Chairman from 1996 to 1999.

Gerald Morris (Age: 74)                                      Mr. Morris has served as President and Chief Executive Officer of Intalite  International N.V., a diversified holding company
Business Address:                                            with investments primarily in the metals fabrication industry, for over 30 years.
         Intalite International N.V.
         437 Madison Avenue, 39th Floor                      Mr. Morris is also a director of Metal Management,  Inc and is
         New York, NY 10022                                  a former director of Metals USA, Inc.

Residential Address:                                         Mr. Morris earned his B.A. from the University of Connecticut.
                                                             Mr. Morris is a certified public accountant.
         435 East 52nd Street, Apt 14B
         New York, NY 10022


Allen Ritchie (Age: 49)                                      Mr.  Ritchie is  currently  Senior  Vice  President  and Chief
                                                             Financial Officer of Altec Industries,  Inc., a privately-held
Business Address:                                            provider of equipment  and  services to the electric  utility,
                                                             telecommunications   and  contractor   markets.   The  company
         3236 Rockledge Road                                 provides  products and services in over 100  countries  around
         Birmingham, AL 35213                                the world.  From  August  2001  until  November  2006,  he was
                                                             Executive  vice  President  and  Chief  Financial  Officer  of
Residential Address:                                         Protective Life Corporation.  Before joining  Protective Life,
                                                             Mr. Ritchie held a number of senior management roles with AGCO
         3236 Rockledge Road                                 Corporation  from 1991 to 1997 and Per-Se  Technologies,  Inc.
         Birmingham, AL 35213                                from 1998 to 2000.


                                                             Mr. Ritchie earned his B.S. in Accounting  from the University of Alabama.

                  TRANSACTIONS IN THE SECURITIES OF THE COMPANY

        On December 27, 2006, the Special Fund caused 1,000 of the Shares beneficially owned by the Special Fund to be registered in the name of the Special Fund and December 29, 2006 the Master Fund caused 1,000 of the Shares beneficially owned by the Master Fund to be registered in the name of the Master Fund. The remainder of the Shares owned by the HCP Funds are held in street name. Other than as set forth herein or in the Notice, none of the HCP Funds, any Harbinger Person or any HCP Nominee is the record or beneficial owner of any securities of the Company, or any parent or subsidiary of the Company.

        The Master Fund and the Special Fund have entered into total return swap agreements (cash settlement) relating to the Common Stock. These swap agreements have the effect of increasing or decreasing the Reporting Persons' economic exposure to the Common Stock without conferring voting or dispositive power over the notional number of shares referred to in such agreements. The Master Fund and the Special Fund have changed, and may from time to time change, the notional number of shares referred to in such agreements.

        Other than as set forth herein, none of the HCP Funds or any HCP Nominee has effected any transactions in any securities of the Company in the last two years.

        On April 30, 2007, Larry Liebovich purchased 100 shares of the Company's common stock for $42.71 per share and, on May 17, 2007, Mr. Liebovich sold 99 of such shares for $38.49 per share. Such shares were purchased and sold through brokerage transactions and held in street name.

                          TRANSACTIONS BY MASTER FUND
                          ---------------------------

--------------------------------------------------------------------------------
                                 Number of Shares
                                  of Common Stock
   Date of Transaction            Purchased/(Sold)              Price Per Share
--------------------------------------------------------------------------------
         9/12/06                       29,400                        20.13
--------------------------------------------------------------------------------
         9/12/06                      136,000                        20.071
--------------------------------------------------------------------------------
         9/13/06                      206,300                        20.89
--------------------------------------------------------------------------------
         9/14/06                       50,000                        21.18
--------------------------------------------------------------------------------
         9/14/06                      165,200                        21.25
--------------------------------------------------------------------------------
         9/15/06                      133,900                        21.67
--------------------------------------------------------------------------------
         9/15/06                      139,317                        21.63
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Number of Shares
                                  of Common Stock
   Date of Transaction            Purchased/(Sold)              Price Per Share
--------------------------------------------------------------------------------
         9/18/06                       57,700                        21.72
--------------------------------------------------------------------------------
         9/19/06                      150,000                        21.56
--------------------------------------------------------------------------------
         9/19/06                      175,000                        21.54
--------------------------------------------------------------------------------
         9/20/06                       57,183                        21.84
--------------------------------------------------------------------------------
         11/06/06                    ( 35,700)                       25.10
--------------------------------------------------------------------------------
         11/17/06                     100,000                        21.25
--------------------------------------------------------------------------------
         11/20/06                     135,700                        21.46
--------------------------------------------------------------------------------
         11/21/06                     110,000                        21.84
--------------------------------------------------------------------------------
         11/22/06                      85,000                        21.94
--------------------------------------------------------------------------------
         11/24/06                      70,000                        21.83
--------------------------------------------------------------------------------
         11/27/06                     125,000                        21.39
--------------------------------------------------------------------------------
         11/28/06                     102,600                        21.33
--------------------------------------------------------------------------------
         11/29/06                      75,000                        22.01
--------------------------------------------------------------------------------
         11/30/06                     111,916                        22.22
--------------------------------------------------------------------------------
         12/01/06                     150,000                        22.22
--------------------------------------------------------------------------------
         12/04/06                     145,448                        23.19
--------------------------------------------------------------------------------
         12/04/06                      25,036                        22.97
--------------------------------------------------------------------------------

                         TRANSACTIONS BY SPECIAL FUND
                         ----------------------------


--------------------------------------------------------------------------------
                                 Number of Shares
                                  of Common Stock
   Date of Transaction            Purchased/(Sold)              Price Per Share
--------------------------------------------------------------------------------
         12/07/06                      45,055                        23.53
--------------------------------------------------------------------------------
         12/08/06                      4,945                         23.49
--------------------------------------------------------------------------------

                                                                      EXHIBIT A
                                                                      ---------


                    CONSENTS TO BEING NAMED AS NOMINEES AND
                     TO SERVE AS DIRECTORS OF RYERSON INC.


                                   [Attached]

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Keith E. Butler
                                        -------------------------------
                                        Name: Keith E. Butler

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Eugene I. Davis
                                        -----------------------------
                                        Name: Eugene I. Davis

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 28, 2006.


                                        /s/ Daniel W. Dienst
                                        -----------------------------
                                        Name: Daniel W. Dienst

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Richard Kochersperger
                                        -----------------------------
                                        Name: Richard Kochersperger

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Larry J. Liebovich
                                        -----------------------------
                                        Name: Larry J. Liebovich

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Gerald Morris
                                        -----------------------------
                                        Name: Gerald Morris

                    CONSENT TO BEING NAMED AS A NOMINEE AND
                      TO SERVE AS DIRECTOR OF RYERSON INC.


To:      Secretary of Ryerson Inc.

            The undersigned hereby consents (x) to being named as a nominee for election to the Board of Directors of Ryerson Inc., a Delaware corporation (the "Company"), (y) to be named in the proxy soliciting materials as such and (z) if duly elected by the stockholders of the Company, to serve as a director of the Company.

Dated:  December 29, 2006.


                                        /s/ Allen Ritchie
                                        -----------------------------
                                        Name: Allen Ritchie